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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 31, 2001


                               ASTA FUNDING, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                   ----------
                 (State or other jurisdiction of incorporation)


          0-26906                                         22-3388607
          -------                                         ----------
   (Commission File Number)                   (IRS Employer Identification No.)


 210 Sylvan Avenue, Englewood Cliffs, NJ                          07632
 -----------------------------------------------------------------------
 (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: 201-567-5648

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5.  Acquisition or Disposition of Assets

         On August 31, 2001, Computer Finance, LLC, a Delaware limited liability company owned by Asta Funding, Inc. (the "Registrant"), purchased a $191 million loan portfolio of consumer receivables (the "Receivables") held by a subsidiary of a major computer manufacturer/retailer for a purchase price of approximately $33.2 million. The Receivables are performing, semi-performing and charged-off in nature. This purchase was financed with a $30 million loan from a financial institution at an interest rate of LIBOR plus two percent. The financial institution also has a fifty-percent profit participation in the net income if any generated from the collection on these Receivables. The balance of the $33.2 million purchase price was paid from the Company's cash on hand.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

10.5 Account Purchase Agreement, dated as of August 15, 2001, by and between Computer Finance, LLC, Asta Funding, Inc. and the seller.

10.6 Amended and Restated Sale, Assumption and Assignment Agreement, dated as of August 28, 2001, by and between Computer Finance, LLC, Asta Funding, Inc. and the seller.

10.7 Loan and Security Agreement, dated as of August 30, 2001, by and between Computer Finance, LLC, Asta Funding, Inc. and Greenwich Capital Financial Products, Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ASTA FUNDING, INC.



                                       /s/ Gary Stern
                                       ---------------------------------------
                                       Gary Stern, President


Dated: September 17, 2001